UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[X]           Soliciting Material Pursuant to §240.14a-12

BOULDER GROWTH & INCOME FUND, INC.
 (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[   ]           Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the	filing for which the offsetting fee was paid previously. Identify the previous filing by registration	statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

BOULDER GROWTH & INCOME FUND, INC. ANNOUNCES DATE OF ANNUAL STOCKHOLDER MEETING

Boulder, CO (Business Wire), September 22, 2014 – Boulder Growth & Income Fund, Inc. (NYSE: BIF) (the “Fund”), today announced that its annual meeting of stockholders has been scheduled for Friday, November 21, 2014.  Stockholders of the Fund will be asked to vote upon the election of the Fund’s Class II directors and any other matters which may lawfully be brought before the meeting.

Because the Fund has moved the date of its meeting by more than 30 days from the date of last year’s annual meeting of stockholders, the deadline for submissions of stockholder proposals relating to its meeting has changed from the date specified in last year’s proxy statement.

To be considered for presentation at the meeting, stockholder proposals must, pursuant to the Fund’s Bylaws, be received at the offices of the Fund at 2344 Spruce Street, Suite A, Boulder, Colorado 80302, no later than October 2, 2014.

Stockholders wishing to make proposals should refer to the Fund’s Bylaws for proper procedure and notice content.  There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. The timely submission of a proposal does not guarantee its inclusion in the Fund’s proxy materials.

Important information

The Fund intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement relating to the Fund’s 2014 annual meeting of stockholders.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain free copies of these documents and other documents (when they become available) filed with the SEC at the SEC’s website at www.sec.gov.

This communication is not a solicitation of a proxy from any Fund stockholder.  The Fund, its directors, officers and certain of its affiliates may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Fund’s 2014 annual meeting of stockholders.  Additional information regarding the identity of potential participants and their direct and indirect interests, by security holdings or otherwise, may be found in the Fund’s most recent proxy statement previously filed with the SEC and will be set forth in the proxy statement for the Fund’s 2014 annual meeting of stockholders to be filed with the SEC.

Forward-Looking Statements

Statements made in this press release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “assume,” “outlook,” “seek,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions identify forward-looking statements, which generally are not historical in nature.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and the Fund assumes no duty to, and does not undertake to, update forward looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

For more information on the Fund, please visit us on the web at www.boulderfunds.net.

Contact:
Fund Administrative Services, LLC
Brandon Krinhop:  303-449-0426